Exhibit 24

 POWER OF ATTORNEY

I hereby appoint any of Brian D. Short, Craig H. Lewis and Jodi T.

Plavner as an attorney-in-fact, each with full power of substitution,

to execute and file in my name and on my behalf with the Securities and

Exchange Commission a Statement of Initial Beneficial Ownership of

Securities on Form 3, a Statement of Changes of Beneficial Ownership of

Securities on Form 4 or an Annual Statement of Changes of Beneficial

Ownership of Securities on Form 5, together with any supplements or amendments thereto.

     /s/ Stuart J. Batchelor

     Stuart J. Batchelor

 Acknowledgement

STATE OF PENNSYLVANIA )

                        )   ss

COUNTY OF PHILADELPHIA  )

On this 21st day of May, 2013, before me, a notary public in and for the aforesaid state and county, personally appeared Stuart J. Batchelor, known to me

(or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

 /s/ Eileen M. Moller

           Notary Public

     My Commission expires:  April 17, 2016

       [Notarial Seal]